Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (No. 333-105986, No. 333-179933 and No. 333-204120) of Schweitzer-Mauduit International, Inc. on Form S-8 of our report dated July 13, 2022, with respect to the financial statements and supplemental schedules of SWM Retirement Savings Plan II, appearing in this Annual Report on Form 11-K of SWM Retirement Savings Plan II for the year ended December 31, 2021.

/s/ Moore, Colson & Company, P.C.

Atlanta, Georgia
July 13, 2022